FOR IMMEDIATE RELEASE

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MIGO SOFTWARE REPORTS SECOND QUARTER 2007 RESULTS

Company Reports Record Revenue and Completes $2.0 Million Financing

REDWOOD CITY, CA., August 14, 2007 — Migo Software, Inc. (OTCBB:MIGO), a global provider of mobile computing software, released the financial results of operations for the second quarter ended June 30, 2007.

Second Quarter 2007 Key Financial Results:

•	Revenue increased to $1.3 million, up from $26 thousand in Q2 of 2006, and $712 thousand in Q1 of 2007

•	EBITDA loss of $1.0 million vs. EBITDA loss of $1.3 million in Q2 2006

•	Earnings of ($0.02) per diluted share on 95.8 million shares, compared to ($0.03) for the second quarter of 2006

Commenting on the results of the quarter, Migo CEO Kent Heyman stated, “Migo is very pleased to report another quarter of revenue growth and to have achieved its goals in every area of its business during the quarter. Our revenue growth was driven by several factors: increased license revenues from our OEM customers, including Kingston Technologies and Memorex, excellent contributions from our retail software and web store channels and the first contributions from our mobile handset group, obtained via the recently closed MacroPort acquisition.”

Other Highlights of the Quarter Include:

•	First quarter with revenue exceeding $1.0 million

•	Closed the MacroPort acquisition and entered Mobile Media/Smart Phone marketplace

•	Achieved OEM revenues from new accounts, including Memorex, Motorola, Nokia, Microsoft, Palm and EDGE Tech

•	Secured additional equity investment from Kingston Technology, as well as an expanded licensing agreement covering SD and mini SD Cards

“During the second quarter,” Heyman continued, “we took another giant step toward our goal of providing the means for today’s consumer to mobilize their digital life and have complete access to all data, whether video, music, email or documents, on any device, including smart phones, SD cards, flash drives or MP-3 players, always synchronized, always backed up and protected.”

Heyman added, “Looking forward, we continue to expect to achieve our revenue guidance for 2007 of $6.5 — $7.0 million, and we believe we are still on track to achieve positive cash flow in the 4th quarter. To that end, Third Quarter guidance calls for revenue in the range of $2.0 - 2.2 million.”

Closing of $2.0 Million Financing

“We are also very pleased to announce,” Heyman continued, “that Migo has signed a venture debt financing agreement totaling $2.0 million. Under the terms of the agreement, Migo recently closed on the first $1.0 million and has the option of taking down another $1.0 million once certain revenue milestones are met. Because this financing was just recently closed, the additional cash is not reflected on our June 30, 2007 Balance Sheet. Our financing partner is Ven Core Solutions, a highly respected lender to emerging growth companies. Given the difficult conditions in the credit markets and the gyrations in the equity markets, we are very pleased that Ven Core shares our confidence in our business prospects,” concluded Heyman

About Migo Software, Inc.
Located in Redwood City, CA, Migo Software, Inc. (OTCBB:MIGO), is a global provider of content mobility software. With its range of patent-pending technology, the Company’s product lines range from content synchronization and security to device optimization solutions for mobile devices and PCs. The company sells its products through a range of OEMs including PC, Mobile Handset, USB Drive, SD Card and others, as well as via a variety of retail outlets. Migo’s products can also be found at www.migosoftware.com.

NOTE: All product names, whether of Migo Software, Inc. or other companies mentioned, may be trademarks or registered trademarks of their respective holders and are used for identification purposes only.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, certain statements contained in this press release do not constitute historical facts, but rather are forward-looking statements. These statements include statements that refer to Migo Software’s projected revenues, projected cash flow, other plans, prospects, expectations, strategies, intentions, hopes and beliefs; and the expected benefits of the use of and the compatibility of Migo Software products. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These risks include, but are not limited to, risks related to: availability of sufficient capital, commercialization and technological difficulties; market acceptance of new products and continuing product demand; the impact of competitive products and pricing on the Company’s and its customers’ products and markets; development, release and sales of new products by strategic suppliers and customers; the ability to successfully combine the operations and products of the Company with the businesses of StompSoft and MacroPort recently acquired; reliance on third parties; and development and growth of anticipated markets for the Company’s and its customers’ products. Any forward-looking statements are based on information available to the Company today, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

FINANCIALS TO FOLLOW
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Migo Software, Inc. and Subsidiaries
Consolidated Balance Sheet
June 30, 2007 (Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$446,667
Short-term investments	713,925
Accounts receivable, net of allowance for doubtful accounts of $10,000	520,001
Inventory	105,676
Other current assets	64,203

Total current assets	1,850,472
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $19,463	39,282
OTHER ASSETS:
Goodwill	3,180,967
Intangible assets, net of accumulated amortization of $1,940,709	5,661,628
Other assets	95,695
TOTAL ASSETS	$10,828,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$746,459
Accrued compensation	99,915
Deferred revenue	1,243,509
Capitalized lease obligations	4,452
Accrued liabilities	296,712
Total current liabilities	2,391,047

Commitments and contingencies
Stockholders’ Equity:
Senior B Convertible Preferred stock, $.0001 par value; 12,500,000 shares authorized, 10,000,000 shares issued and outstanding; preference upon liquidation of $2,000,000	200
Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized, 769,575 shares issued and outstanding; preference upon liquidation of $2,600,000	77
Common stock, $.0001 par value; 200,000,000 shares authorized; 102,484,342 shares issued and outstanding	10,248
Additional paid in capital in excess of par value	56,898,323
Treasury Stock	(386,400)
Accumulated Deficit	(48,085,451)

Total stockholders’ equity	8,436,997

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,828,044

Migo Software, Inc. and Subsidiaries
Consolidated Statement of Operations
Three and Six Months Ended June 30, 2007and 2006
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Revenues	$1,313,505	$26,387	$2,026,016	$67,616
Cost of Sales	392,912	148,757	748,004	304,801

Gross Profit	920,593	(122,370)	1,278,012	(237,185)
Operating Expenses
Research and development	791,462	425,488	1,539,718	785,541
Sales and marketing	750,294	279,031	1,345,369	541,421
General and administrative	822,879	1,333,667	1,820,681	2,557,868

Total operating expenses	2,364,635	2,038,186	4,705,768	3,884,830

Loss from operations	(1,444,042)	(2,160,556)	(3,427,756)	(4,122,015)

Other income (expense)
Interest (net)	16,420	55,267	49,908	119,179
Decrease in warrant liability	—	—	—	166,538
Other	(19,743)	110,501	(20,538)	(172,804)

Total other income (expense)	(3,323)	165,768	29,370	112,913

Loss Before Income Taxes	(1,447,365)	(1,994,788)	(3,398,386)	(4,009,102)
Provision for Income Taxes	—	—	—	—

Net Loss	(1,447,365)	(1,994,788)	(3,398,386)	(4,009,102)

Basic and Diluted net loss attributable to common shareholders per share	(0.02)	(0.03)	(0.04)	(0.07)

Weighted Average Shares Outstanding Basic and Diluted	95,849,727	66,034,389	94,794,625	61,171,629

Migo Software, Inc. and Subsidiaries
EBITDA Reconciliation
Three and Six Months Ended June 30, 2007and 2006

“EBITDA” represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income (loss) or operating income (loss) as indicators of the Company’s financial performance or to cash flow as a measure of liquidity. In addition, the Company’s calculation may not be comparable to other similarly titled measures of other companies. EBITDA is included as a supplemental disclosure because the Company believes it is a useful indicator of its operating performance. Further, EBITDA is a well recognized performance measurement in the software industry that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies in the software industry. The Company believes EBITDA is useful in evaluating its operating performance compared to its competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income (loss) for the periods indicated below.

EBITDA Reconciliation:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Net Loss	$(1,447,365)	$(1,994,788)	$(3,398,386)	$(4,009,102)
Plus:
Depreciation and Amortization	271,561	142,651	522,861	283,456
Stock Based Compensation	160,500	546,733	307,612	1,040,867
EBITDA	$(1,015,304)	$(1,305,404)	$(2,567,913)	$(2,684,779)